Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is entered into as of this ___ day of ______, 2024 (the “Exchange Agreement Date”), by and between PAVmed Inc., a Delaware corporation with offices located at 360 Madison Avenue, 25th Floor, New York, NY 10017 (the “Company”) and the investor signatory hereto (the “Holder”), with reference to the following facts:

A. Prior to the date hereof, the Company and the Holder entered into that certain Securities Purchase Agreement, dated as of March 31, 2022 (as the same may be amended, modified or waived from time to time, the “Securities Purchase Agreement”), pursuant to which the Company has issued to the Holder (i) a senior secured convertible note, dated as of April 4, 2022 (the “April 2022 Note”), and (ii) a senior secured convertible note, dated as of September 8, 2022 (the “September 2022 Note” and, together with the April 2022 Note, the “Notes”). Capitalized terms not defined herein shall have the meaning as set forth in the Securities Purchase Agreement.

B. As of the date hereof, the Company holds 31,302,444 shares (the “Lucid Shares”) of common stock, 0.001 par value per share (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events, the “Lucid Stock”), of Lucid Diagnostics Inc., a Delaware corporation (“Lucid”).

C. The Company has authorized a new series of convertible preferred stock of the Company designated as Series C Convertible Preferred Stock, $0.001 par value, the terms of which are set forth in the certificate of designation for such series of preferred stock (the “New Certificate of Designations”) in the form attached hereto as Exhibit A (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the “New Preferred Stock”), which New Preferred Stock shall be convertible into shares of Common Stock, in accordance with the terms of the New Certificate of Designations.

D. As of the date hereof, subject to the closing conditions set forth herein, the Company and the Holder desire to exchange (the “Preferred Exchange”) (i) 100% of the amounts outstanding under the April 2022 Note, and (ii) such portion of the amounts outstanding under the September 2022 Note as set forth on the signature page of the Holder attached hereto (less such portion of the Conversion Amount (as defined in the Notes) of the Notes converted into shares of Common Stock or redeemed for cash on or prior to the Closing Date) (the “Preferred Exchange Notes”, and such remaining portion of the Notes not subject to the Preferred Exchange, the “Remaining Notes”) into such aggregate number of shares of New Preferred Stock as set forth on the signature page of the Holder attached hereto (the “New Preferred Shares”, and such shares of Common Stock issuable pursuant to the terms of the New Certificate of Designations, including, without limitation, upon conversion or otherwise, collectively, the “New Conversion Shares”, and together with the New Preferred Shares, the “New Securities”), on the basis and subject to the terms and conditions set forth in this Agreement.

E. At any time after the date hereof, so long as any Remaining Notes remain, the Company has agreed to grant to Holder the right to exchange (each, a “Lucid Exchange”, and together with the Preferred Exchange, each an “Exchange”), in whole or in part, the Remaining Notes (as applicable, each a “Lucid Exchange Note”) into Lucid Shares (each, “Lucid Exchange Shares”, and together with the New Securities, the “Securities”) on the basis and subject to the terms and conditions set forth in this Agreement.

F. The New Preferred Shares, the New Certificate of Designations, Irrevocable Transfer Agent Instructions (as defined below), the Irrevocable Lucid Transfer Agent Instructions (as defined below), the Side Letter (as defined below) and this Agreement and such other documents and certificates related thereto are collectively referred to herein as the “Exchange Documents”.

G. Each Exchange is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Preferred Exchange; Closing

(a) Preferred Exchange. On the Closing Date (as defined below), subject to the terms and conditions of this Agreement, pursuant to Section 3(a)(9) of the Securities Act, the Holder hereby agrees to convey, assign and transfer the Preferred Exchange Notes to the Company in exchange for which the Company agrees to issue the New Preferred Shares to the Holder. As soon as commercially practicable following the Closing Date, the Holder shall deliver or cause to be delivered to the Company (or its assignee) the Preferred Exchange Notes (or affidavit of lost note, in form provided upon request by the Company and reasonably acceptable to the Holder) and the Company shall promptly issue a certificate evidencing the Remaining Notes to the Holder (provided, that the delivery of such certificate to the Holder shall not limit any right of the Holder to effect any conversion of the Remaining Notes or any Lucid Exchange in accordance therewith and/or herewith, as applicable, any of which may occur at any time on or after the Closing Date). Immediately following the delivery of the New Preferred Shares to the Holder (or its assignee), the Holder hereby relinquishes all rights, title and interest in the Preferred Exchange Notes (including any claims the Holder may have against the Company related thereto) and assigns the same to the Company and the Preferred Exchange Notes shall be cancelled.

(b) Closing. Subject to the conditions set forth in Section 5(a) and Section 5(b) below, the Exchange shall take place via the electronic exchange of documents, securities and signatures, no later than two (2) Business Days after the earlier of (x) the Stockholder Approval Date and (y) the Stockholder Meeting Deadline (or such earlier date as the Holder may elect in its sole discretion) or at such other time and place as the Company and the Holder mutually agree (the “Closing” and the “Closing Date”).

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2. Lucid Exchange. At any time after the Closing Date other than (x) during an applicable Restricted Exchange Period (as defined below) or (y) at any time no New Preferred Shares remain outstanding (and/or the Company has no payment obligations in connection therewith remain outstanding, including without limitation, in connection with (i) the failure to deliver any shares of Common Stock, (ii) all or any portion of the outstanding principal of the Remaining Notes includes any Outstanding Redemption Amount (as defined in the New Certificate of Designations), or (iii) the failure to pay any cash amounts under the New Certificate of Designations or any other Exchange Document) (any such applicable date, each a “Permitted Exchange Date”), each Remaining Note shall be exchangeable into Lucid Exchange Shares, on the terms and conditions set forth in this Section 2. Capitalized terms not defined herein and used in this Section 2 shall have the meaning as set forth in the applicable Remaining Note subject to such applicable Lucid Exchange. The Company shall deliver to the Holder (a) a certificate evidencing such Lucid Shares to the Holder, (b) three (3) duly executed and delivered stock powers in blank, each bearing a medallion guarantee, and (c) irrevocable transfer instructions to the transfer agent of Lucid in connection therewith in form and substance satisfactory to the Holder in its sole discretion (the “Irrevocable Lucid Transfer Agent Instructions”).

(a) Holder’s Exchange Right. Subject to the provisions of Section 2(d), at any time or times on or after the Closing Date, the Holder shall be entitled to exchange all, or any portion, of the Remaining Notes then held by the Holder into Lucid Exchange Shares in accordance with Section 2(c) at the Exchange Rate (as defined below). The Company shall not exchange any fraction of a share of Lucid Stock upon any Lucid Exchange. If the consummation of the applicable Lucid Exchange would result in the exchange of a fraction of a Lucid Share, the Company shall round such fraction of a Lucid Share up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the transfer agent of Lucid (the “Lucid Transfer Agent”) that may be payable with respect to the exchange and delivery of Lucid Shares upon any Lucid Exchange).

(b) Exchange Rate. Except as otherwise provided herein, the number of Lucid Exchange Shares issuable upon any Lucid Exchange pursuant to this Section 2 shall be determined by dividing (x) the Exchange Amount of such portion of such Remaining Note subject to such Lucid Exchange by (y) the Exchange Price (the “Exchange Rate”).

(i) For purposes of this Agreement, the term “Exchange Amount” means, as of the applicable date of determination, the sum of (1) the Outstanding Value (as defined in the Remaining Notes) of the portion of the Principal (as defined in the Remaining Notes) of such Remaining Note to be exchanged plus (2) any Make-Whole Amount (as defined in the Remaining Notes) thereon as of such date of determination plus (3) any other amounts owed to the Holder pursuant to such Remaining Note.

(ii) “Exchange Price” means $0.850 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events).

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(c) Mechanics of Exchange. The exchange of any Exchange Amount into Lucid Shares shall be conducted in the following manner:

(i) General. To elect to effect a Lucid Exchange and exchange any Exchange Amount into Lucid Exchange Shares on any Permitted Exchange Date, the Holder shall deliver (whether via electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of exchange in the form attached hereto as Exhibit I (the “Exchange Notice”) to the Company and Lucid. If required by Section 2(c)(iii), within two (2) Trading Days (as defined in the Remaining Notes) following a Lucid Exchange as aforesaid, the Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Company such applicable Remaining Note so exchanged as aforesaid (or an indemnification undertaking with respect to such applicable Remaining Note in the case of its loss, theft or destruction as contemplated by Section 20(b) of the Remaining Note). On the date of receipt of an Exchange Notice, the Company shall (and the Company shall cause Lucid to) transmit by electronic mail an acknowledgment of confirmation and representation as to whether such Lucid Shares are being exchanged pursuant to Rule 144 or an effective and available registration statement, in the form attached hereto as Exhibit II, of receipt of such Exchange Notice to the Holder and the Lucid Transfer Agent, which confirmation shall constitute an instruction to the Lucid Transfer Agent to process such Exchange Notice in accordance with the terms set forth herein. On or before the first (1st) Trading Day following each date on which the Company has received an Exchange Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Permitted Exchange Date of such Lucid Exchange Shares issuable pursuant to such Exchange Notice) (the “Lucid Share Delivery Deadline”), the Company shall (1) provided that the Lucid Transfer Agent is participating in FAST and such Lucid Shares (i) (A) may then be exchanged to the Holder pursuant to an available and effective registration statement and (B) the Holder provides such documentation or other information evidencing the sale of the Lucid Shares as Lucid, the Lucid Transfer Agent or legal counsel to Lucid shall reasonably request (which, for the avoidance of doubt, shall not include the requirement of a medallion guarantee or a legal opinion) or (ii) may be exchanged to the Holder pursuant to Rule 144 of the 1933 Act, as applicable (the “Lucid Resale Eligibility Conditions”), cause the Lucid Transfer Agent to exchange and credit such aggregate number of Lucid Exchange Shares to which the Holder shall be entitled pursuant to such exchange to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Lucid Transfer Agent is not participating in FAST or the Lucid Resale Eligibility Conditions are not satisfied, upon the request of the Holder, exchange and deliver (via reputable overnight courier) to the address as specified in such Exchange Notice, a certificate, registered in the name of the Holder or its designee, for the number of Lucid Exchange Shares to which the Holder shall be entitled. If such applicable Remaining Note is physically surrendered for exchange pursuant to Section 2(c)(iii) and the Outstanding Principal Value (as defined in the Remaining Notes) of such applicable Remaining Note is greater than the portion of the Outstanding Principal Value of the Exchange Amount being exchanged, then the Company shall, as soon as practicable and in no event later than two (2) Trading Days after receipt of such applicable Remaining Note and at its own expense, issue and mail to the Holder (or its designee) by overnight courier service a new Remaining Note or a new book-entry position (in either case, in accordance with Section 18(e)) representing the Outstanding Principal Value not exchanged. The Person or Persons entitled to receive the Lucid Exchange Shares issuable upon an exchange of any Remaining Note shall be treated for all purposes as the record holder or holders of such Lucid Exchange Shares on the Permitted Exchange Date; provided, that such Person shall be deemed to have waived any voting rights of any such Lucid Exchange Shares that may arise during the period commencing on such Permitted Exchange Date, through, and including, such applicable Lucid Share Delivery Deadline (each, an “Exchange Period”), as necessary, such that the aggregate voting rights of any Lucid Stock (including such Lucid Exchange Shares) beneficially owned by such Person and/or any of its Attribution Parties (as defined in the Remaining Notes), collectively, on any such date of determination shall not exceed the Maximum Percentage (as defined below) as a result of any such exchange of such applicable New Preferred Shares with respect thereto.

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(ii) Company’s Failure to Timely Exchange. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Lucid Share Delivery Deadline, (I) if the Lucid Transfer Agent is not participating in FAST or the Lucid Resale Eligibility Conditions are not satisfied, to exchange and deliver to the Holder (or its designee) a certificate for the number of Lucid Exchange Shares to which the Holder is entitled and register the exchange of such Lucid Exchange Shares on Lucid’s share register or, (II) if the Lucid Transfer Agent is participating in FAST and the Lucid Resale Eligibility Conditions are satisfied, to exchange and credit the Holder’s or its designee’s balance account with DTC for such number of Lucid Exchange Shares to which the Holder is entitled upon the Holder’s exchange of any Exchange Amount (as the case may be) (a “Exchange Failure”), and if on or after such Lucid Share Delivery Deadline the Holder acquires (in an open market transaction, stock loan or otherwise) shares of Lucid Stock corresponding to all or any portion of the number of Lucid Exchange Shares issuable upon such exchange that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Exchange Failure (a “Lucid Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within two (2) Business Days after receipt of the Holder’s request and in the Holder’s discretion, either: (I) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, stock loan costs and other out-of-pocket expenses, if any) for the shares of Lucid Stock so acquired (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Lucid Buy-In Price”), at which point the Company’s obligation to so exchange and deliver such certificate (and to issue such Lucid Exchange Shares) or exchange and credit to the balance account of the Holder or the Holder’s designee, as applicable, with DTC for the number of Lucid Exchange Shares to which the Holder is entitled upon the Holder’s exchange hereunder (as the case may be) (and to issue such Lucid Exchange Shares) shall terminate, or (II) promptly honor its obligation to so exchange and deliver to the Holder a certificate or certificates representing such Lucid Exchange Shares or exchange and credit the balance account of the Holder or the Holder’s designee, as applicable, with DTC for the number of Lucid Exchange Shares to which the Holder is entitled upon the Holder’s exchange hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Lucid Buy-In Price over the product of (x) such number of shares of Lucid Stock multiplied by (y) the lowest Closing Sale Price of the Lucid Stock on any Trading Day during the period commencing on the date of the applicable Exchange Notice and ending on the date of such issuance and payment under this clause (II) (each, a “Lucid Buy-In Payment Amount”). Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Lucid Exchange Shares (or to electronically deliver such Lucid Exchange Shares) upon the exchange of such applicable Remaining Note as required pursuant to the terms hereof.

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(iii) Requirement to Surrender Upon Exchange. Notwithstanding anything to the contrary set forth in this Section 2, following exchange of such applicable Remaining Note in accordance with the terms hereof, the Holder shall not be required to physically surrender such applicable Remaining Note to the Company unless (A) the full Outstanding Principal Value represented by such applicable Remaining Note being exchanged (in which event such applicable Remaining Note shall be delivered to the Company as contemplated by this Section 2(c)(iii)) or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Exchange Notice) requesting reissuance of the remaining portion of the Outstanding Principal Value of such applicable Remaining Note upon physical surrender of such applicable Remaining Note. The Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following exchange of any Exchange Amount, the Outstanding Principal Value represented by such applicable Remaining Note may be less than the Original Principal Amount stated on the face thereof.

(iv) Pro Rata Exchange; Disputes. In the event of a dispute as to the number of Lucid Exchange Shares issuable to the Holder in connection with any Lucid Exchange, the Company shall issue to the Holder the number of Lucid Exchange Shares not in dispute and resolve such dispute in accordance with Section 25 of such applicable Remaining Note. If an Exchange Notice delivered to the Company would result in a breach of Section 2(d) below, and the Holder does not elect in writing to withdraw, in whole, such Exchange Notice, the Company shall hold such Exchange Notice in abeyance until such time as such Exchange Notice may be satisfied without violating Section 2(d) below (with such calculations thereunder made as of the date such Exchange Notice was initially delivered to the Company).

(v) Superseding Company Optional Redemption Notice. The Holder shall not have the right to deliver an Exchange Notice to exchange any of the Remaining Notes held by the Holder in a Lucid Exchange, during the period, which in no case shall exceed five (5) days (any such period, the “Restricted Exchange Period”), from the Company Optional Redemption Notice Date (as defined in the New Certificate of Designations) of a validly delivered Company Optional Redemption Notice (as defined in the New Certificate of Designations) in compliance with the terms of Section 9(a) of the New Certificate of Designations; provided, that, (a) the Company shall deliver proof of funds sufficient to meet the payment obligations related to such Company Optional Redemption (as defined in the New Certificate of Designations), and (b) on the Company Optional Redemption Notice Date, the Company shall file a Current Report on Form 8-K describing all material terms of the Company Optional Redemption Notice with respect to such Company Optional Redemption in the form required by the 1934 Act.

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(d) Limitation on Beneficial Ownership. The Company shall not effect the exchange of any of the Remaining Notes held by the Holder in a Lucid Exchange, and the Holder shall not have the right to exchange any of the Remaining Notes held by the Holder in a Lucid Exchange pursuant to the terms and conditions of this Agreement and any such exchange shall be null and void and treated as if never made, to the extent that after giving effect to such applicable Lucid Exchange, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the shares of Lucid Stock outstanding immediately after giving effect to such Lucid Exchange. For purposes of the foregoing sentence, the aggregate number of shares of Lucid Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Lucid Stock held by the Holder and all other Attribution Parties plus the number of shares of Lucid Stock issuable upon exchange of the Notes with respect to which the determination of such sentence is being made, but shall exclude shares of Lucid Stock which would be issuable upon (A) exchange of the remaining, nonexchanged portion of such Remaining Notes beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or exchange of the unexercised or nonexchanged portion of any other securities of Lucid (including, without limitation, any exchangeable notes, exchangeable preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on exchange or exercise analogous to the limitation contained in this Section 2(d). For purposes of this Section 2(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For the avoidance of doubt, the calculation of the Maximum Percentage shall take into account the concurrent conversion, exercise and/or exchange, as applicable, of the unconverted, unexercised or unexchanged portion of any other securities of Lucid beneficially owned by the Holder and/or any other Attribution Party, as applicable. For purposes of determining the number of outstanding shares of Lucid Stock the Holder may acquire upon the exchange of such Remaining Notes without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Lucid Stock as reflected in (x) Lucid’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by Lucid or (z) any other written notice by Lucid or the Lucid Transfer Agent, if any, setting forth the number of shares of Lucid Stock outstanding (the “Lucid Reported Outstanding Share Number”). If the Company receives an Exchange Notice from the Holder at a time when the actual number of outstanding shares of Lucid Stock is less than the Lucid Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Lucid Stock then outstanding and, to the extent that such Exchange Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 2(d), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Lucid Stock to be purchased pursuant to such Exchange Notice. For any reason at any time, upon the written or oral request of any Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Lucid Stock then outstanding. In any case, the number of outstanding shares of Lucid Stock shall be determined after giving effect to the conversion, exchange and/or exercise of securities of Lucid, including such Remaining Notes, by the Holder and any other Attribution Party since the date as of which the Lucid Reported Outstanding Share Number was reported. In the event that the applicable Lucid Exchange results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Lucid Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Lucid Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Lucid Excess Shares. Upon delivery of a written notice to the Company, any Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage of the Holder to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other Holder that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Lucid Stock transferable to the Holder pursuant to the terms of this Agreement in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exchange any such applicable Remaining Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exchangeability. The provisions of this paragraph shall not be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 2(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be amended, modified or waived and shall apply to a successor holder of such applicable Remaining Notes.

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(e) No Lucid Net Short Position. The Holder hereby agrees solely with the Company, for so long as such Holder owns any Remaining Notes, the Holder shall not maintain a Lucid Net Short Position (as defined below). For purposes hereof, a “Lucid Net Short Position” by a person means a position whereby such person has executed one or more sales of shares of Lucid Stock that is marked as a short sale (but not including any sale marked “short exempt”) and that is executed at a time when the Holder has no equivalent offsetting long position in shares of Lucid Stock (or is deemed to have a long position hereunder or otherwise in accordance with Regulation SHO of the 1934 Act); provided, that, for purposes of such calculations, any short sales either (x) consummated at a price greater than or equal to the Exchange Price, (y) that is a result of a bona fide trading error on behalf of the Holder (or its affiliates) or (z) that would otherwise be marked as a “long” sale, but for the occurrence of a Exchange Failure or any other breach by the Company (or its affiliates or agents, including, without limitation, the Lucid Transfer Agent) of any Transaction Document or Exchange Document, in each case, shall be excluded from such calculations. For purposes of determining whether the Holder has an equivalent offsetting “long” position in shares of Lucid Stock (A) all shares of Lucid Stock that are owned by the Holder shall be deemed held “long”, (B) at any time an Exchange Notice is delivered by the Holder to the Company, any shares of Lucid Stock issued or issuable to the Holder (or its designee, if applicable) in connection therewith shall be deemed held “long” by the Holder from and after the date of such Exchange Notice until such time as the Holder shall no longer beneficially own such shares of Lucid Stock, and (C) at any other time the Company is required (or has elected (or is deemed to have elected)) to issue shares of Lucid Stock to the Holder pursuant to the terms of the Remaining Notes or any other Transaction Document or Exchange Document, any shares of Lucid Stock issued or issuable to the Holder (or its designee, if applicable) in connection therewith shall be deemed held “long” by the Holder until such time as the Holder shall no longer beneficially own such shares of Lucid Stock.

3. Ratifications; Amendments; Voluntary Price Reduction; Waivers.

(a) Ratifications. Except as otherwise expressly provided herein, the Securities Purchase Agreement and each other Transaction Document (as defined in the Securities Purchase Agreement) is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Closing Date: (i) all references in the Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement, and (ii) all references in the other Transaction Documents, to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as modified by this Agreement.

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(b) Amendments. On and after the Closing Date (or, in the case of clause (ii) of this Section 3(b), on and after the Exchange Agreement Date), the Holder and the Company hereby agree that:

(i) The defined term “Transaction Documents” in the Securities Purchase Agreement is hereby amended to include the Exchange Documents.

(ii) The defined term “Maturity Date” in Section 33(tt) the September 2022 Note is deleted in its entirety and replaced with the following:

“Maturity Date” shall mean (a) prior to the Closing Date, January 31, 2025, or (b) after the Closing Date, December 31, 2025 (as applicable); provided, that for purposes of the definition of “Installment Date” in Section 33(mm) of the September 2022 Note, the definition of the term “Maturity Date” shall remain unchanged (the purpose of this proviso being to ensure that the extension of the Maturity Date does not affect the calculation of any remaining Installment Amounts and the due date thereof under the September 2022 Note).

(iii) The Company hereby amends Section 4 of the Securities Purchase Agreement to add the following:

“Section 4(dd). Additional Covenants.

(iv) The Company shall not permit, directly or indirectly, any Change of Control (as defined in the Notes) to occur without the prior written consent of the Required Holders.

(v) The Company shall not, directly or indirectly, (A) amend, modify or waive any MSA (as defined below) (other than to increase the monthly fees due thereunder to reflect any reasonable increase in the cost of services provided thereunder), (B) enter into any agreement with respect to, consummate or otherwise permit, as applicable, any sale, lease, license, assignment, transfer, spin-off, split-off, conveyance or other disposal of any assets or securities of the Company or any consolidated or deconsolidated Subsidiary of the Company owned or hereafter acquired whether in a single transaction or a series of related transactions, other than pursuant to transactions contemplated by Section 15(f)(ii), (iii), and (iv) of the Notes or a disposition of shares of Lucid Stock as contemplated by Section 4(dd)(vi) below, or (C) enter into (or otherwise permit) any lock-up agreements related to the foregoing, in each case, without the prior written consent of the Required Holders.

(vi) The Company shall timely comply in full with all terms and conditions set forth in the certificate of designations for the Series C Convertible Preferred Stock of the Company (the “Series C Preferred Shares”, and the certificate of designations with respect thereto, the “Series C Certificate of Designations”).

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(vii) The Company shall at all times be in compliance with all of the continuing listing requirements of the Principal Market.

(viii) The Company shall at all times ensure that all payments to be received pursuant to Management Services Agreements (“MSA”) between itself and its consolidated or deconsolidated subsidiaries (the “MSA Payments”) are either paid in a timely manner in immediately available cash or via secured debt with perfected liens on the assets of the subsidiaries in question, at terms reasonably acceptable to the Required Holders, further provided that all payments pursuant to the MSA between the Company and Lucid shall always be paid in cash;

(ix) Until such time as no Notes remain outstanding, the Company shall own 31,302,444 shares (the “Lucid Shares”) of common stock, 0.001 par value per share (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events, the “Lucid Stock”), of Lucid Diagnostics Inc., a Delaware corporation (“Lucid”), less any Lucid Shares delivered to a holder of Notes in exchange for the cancelation, in whole or in part, of any such portion of such Note subject to such exchange, or in connection with the making of any payment required to be made under Section 9 of the Series C Certificate of Designations following delivery of a Company Optional Redemption Notice (as defined in the Series C Certificate of Designations).

(x) Upon the Company’s receipt of any cash from the MSA Payments, the Company shall within one (1) Business Day deliver written notice of such amounts to each holder of Notes. At any time on or after January 31, 2025, upon the Company’s receipt of any cash MSA Payments during an MSA Payment Reserve Period (as defined below), the Company shall deposit 50% of the gross MSA Payments into a Controlled Account (as defined in the Notes), which shall be segregated and reserved for the payment of any redemption amounts when due under the Notes (or as the Company and the Required Holders shall otherwise mutually agree in writing from time to time), provided for each $1 of Stated Value (as defined in the Series C Certificate of Designations) of Series C Preferred Shares converted at the Alternate Conversion Price (as defined in the Series C Certificate of Designations) by a holder of Series C Preferred Shares into freely tradable shares of Common Stock that are not subject to any trading restrictions or restrictive legend, $1 shall be released from the Controlled Account (as defined in the Remaining Notes) back to the Company. For purposes hereof, an “MSA Payment Reserve Period” means any period of time during which any of the following has occurred and is continuing: (a) the Stockholder Approval not having been obtained, (b) a Triggering Event (as defined in the Series C Certificate of Designations) (other than a Maturity Failure (as defined in the Series C Certificate of Designations)), (c) with respect to any date of determination, on the Trading Day immediately prior to such date of determination, the VWAP (as defined in the Series C Certificate of Designations) of the Common Stock as of such Trading Day is less than the Conversion Price (as defined in the Series C Certificate of Designations) then in effect, or (d) with respect to any date of determination, on the Trading Day immediately prior to such date of determination, the VWAP of the Common Stock as of such Trading Day is less than the Floor Price (as defined in the Series C Certificate of Designations) then in effect.

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(c) Voluntary Price Reduction. In accordance with Section 7(d) of the Remaining Notes, the Company hereby elects (and the Holder hereby consents to the election) to reduce the Conversion Price (as defined in the Remaining Notes) to $1.068, effective as of the Closing Date.

(d) Waiver.

(i) Effective as of the Closing Date, the Company hereby waives, in part, Section 8(a) and Section 12(a) of each of the Remaining Notes such that the Company shall not be permitted to elect to redeem any Installment Amount (as defined in the Remaining Notes) by way of any Installment Redemption (as defined in the Remaining Notes) or redeem any portion of the Conversion Amount then remaining under either of the Notes by way of a Company Optional Redemption prior to first redeeming all of the New Preferred Shares.

(ii) Effective as of the Exchange Agreement Date, the Holder hereby waives, in part, each of the Financial Tests (as defined in the Remaining Notes) in Section 15(t)(i) and Section 15(t)(ii) of each of the Remaining Notes such that (a) during the period commencing on the Exchange Agreement Date through, and including December 31, 2024, such Financial Tests shall not apply, and (b) during the period commencing on the Closing Date (provided the Closing has occurred) through, and including December 31, 2025, such Financial Tests shall not apply.

(iii) Effective as of the Closing Date, the Holder hereby waives, in part, the following definitions in the Remaining Notes, such that:

(1)	The definition of the term “Maturity Date” in Section 33(tt) of each of the Remaining Notes is hereby waived, in part, such that, the Maturity Date shall automatically be extended by one (1) additional calendar year from and after the then current Maturity Date, unless the Holder sends the Company a written election (which may be an e-mail) no later than five (5) days prior to the then-current Maturity Date, that the Maturity Date shall no longer automatically extend; provided, that such Maturity Date extension shall not apply for purposes of the definition of “Installment Date” in Section 33(mm) of each of the Notes (which shall be interpreted without regard to such waiver or extension). For the avoidance of doubt, any extension of the Maturity Date shall not affect the calculation of any remaining Installment Amounts and the due date thereof under the Remaining Notes.

(2)	The definition of the term “Permitted Indebtedness” in Section 33(aaa) of each of the Remaining Notes is hereby waived, in part, such that “Permitted Indebtedness” shall only include (i) Indebtedness set forth on Schedule 3(iii)(2) to the Exchange Agreement, as in effect as of the date hereof, (iii) Indebtedness secured by Permitted Liens or unsecured but as described in clauses (iv) and (v) of the definition of Permitted Liens, (iv) Permitted Insurance Indebtedness, and (vi) up to $2,000,000 of Permitted Intercompany Indebtedness.

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(3)	The definition of the term “Permitted Intercompany Indebtedness” in Section 33(ccc) of each of the Remaining Notes is hereby waived, in part, such that “Permitted Intercompany Indebtedness” shall mean Indebtedness incurred by any Subsidiary owed to the Company, which Indebtedness was incurred for working capital purposes, provided the Company has a senior secured status, with perfected liens, with respect to such Permitted Intercompany Indebtedness, provided further Indebtedness owed by Lucid to the Company shall not be Permitted Intercompany Indebtedness hereunder at any time commencing from the date of this Agreement.

4. Representations and Warranties of the Company. The Company represents and warrants to the Holder as follows of the date hereof and as of the Closing Date:

(a) Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(b) Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the New Certificate of Designations and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by the Exchange Documents and to consummate the Preferred Exchange (including, without limitation, the issuance of the New Preferred Shares in accordance with the terms of this Agreement and the New Certificate of Designations) and, upon receipt of each Exchange Notice, to consummate each applicable Lucid Exchange related thereto. As of the Closing Date, the execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the New Preferred Shares and the reservation for issuance and issuance of New Conversion Shares issuable upon conversion of the New Preferred Shares and, upon receipt of each Exchange Notice, to consummate each applicable Lucid Exchange related thereto, as applicable, will have been duly authorized by the Board of Directors of the Company and, other than such filings required under applicable securities or “Blue Sky” laws of the states of the United States (the “Required Approvals”) and no further filing, consent, or authorization is required by the Company or of its Board of Directors or its stockholders. This Agreement has been and, as of the Closing Date, the other Exchange Documents will have been, duly executed and delivered by the Company, and constitute or will constitute, as applicable, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

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(c) Issuance of New Preferred Shares; Lucid Shares. The issuance of the New Preferred Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, the New Preferred Shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issue thereof. Upon conversion of the New Preferred Shares in accordance with this Agreement and the other Exchange Documents including, without limitation, the New Certificate of Designations, the Common Stock issued to the Holder, upon the conversion of the New Preferred Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the New Preferred Shares is exempt from registration under the 1933 Act. As of the date hereof, the Company shall have reserved from its duly authorized capital stock not less than the Required Reserve Amount (as defined below) for issuances of New Conversion Shares pursuant to the New Certificate of Designations. The Lucid Shares are outstanding and held by the Company as of the date hereof and the Closing Date. The Lucid Shares are validly issued, fully paid and non-assessable, and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Lucid Stock.

(d) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, (i) the offer and issuance by the Company of the New Preferred Shares and (ii) each Exchange are exempt from registration under the 1933 Act, pursuant to the exemption provided by Section 4(a)(2) thereof, and applicable state securities laws.

(e) No Conflict. The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the New Preferred Shares and reservation for issuance and issuance of the New Conversion Shares and, upon receipt of each Exchange Notice, to consummate each applicable Lucid Exchange related thereto) will not (i) result in a violation of the Certificate of Incorporation (as defined below) (including, without limitation, any certificate of designation contained therein), Bylaws (as defined below), certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, the terms of any capital stock of the Company or any of its Subsidiaries or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, after giving effect to the receipt by the Company of the Required Approvals and any other consents, waivers or amendments that will be obtained by the Company on or prior to the Closing Date, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”) and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

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(f) Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Required Approvals), any Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(g) Acknowledgment Regarding Holder’s Acquisition of Securities. The Company acknowledges and agrees that the Holder is acting solely in the capacity of an arm’s length purchaser with respect to the Exchange Documents and the transactions contemplated hereby and thereby and that the Holder is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”)) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that the Holder is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Exchange Documents and the transactions contemplated hereby and thereby, and any advice given by the Holder or any of its representatives or agents in connection with the Exchange Documents and the transactions contemplated hereby and thereby is merely incidental to the Exchanges. The Company further represents to the Holder that the Company’s and each Subsidiary’s decision to enter into the Exchange Documents to which it is a party has been based solely on the independent evaluation by the Company, each Subsidiary and their respective representatives.

(h) No Placement Agent. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities or any of the Exchanges. The Company shall pay, and hold the Holder harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.

(i) No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause any of the Exchanges to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

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(j) Dilutive Effect. The Company understands and acknowledges that the number of New Conversion Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue the New Conversion Shares upon conversion of the New Preferred Shares in accordance with this Agreement and the New Certificate of Designations is, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(k) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), stockholder rights plan or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to the Holder as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the New Securities, the Exchanges and the Holder’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

(l) SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or has made available to the Holder or its representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise. No other information provided by or on behalf of the Company to any of the Holders which is not included in the SEC Documents (including, without limitation, information in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

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(m) Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up.

(n) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced, (ii) could have a material adverse effect on the Holder’s investment hereunder or (iii) could have a Material Adverse Effect.

(o) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, Certificate of Incorporation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. The Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. During the two years prior to the date hereof, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) except as set forth in the SEC Documents, the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

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(p) Foreign Corrupt Practices. Neither the Company, the Company’s subsidiary or any director, officer, agent, employee, nor any other person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act (the “FCPA”) or any other applicable anti-bribery or anti-corruption laws, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or

(ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

(q) Sarbanes-Oxley Act. The Company and each Subsidiary is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and any and all applicable rules and regulations promulgated by the SEC thereunder.

(r) Transactions With Affiliates. Except as set forth in the SEC Documents, no current or former employee, partner, director, officer or stockholder (direct or indirect) of the Company or its Subsidiaries, or any associate, or, to the knowledge of the Company, any affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently, or has ever been, (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or stockholder or such associate or affiliate or relative Subsidiaries (other than for ordinary course services as employees, officers or directors of the Company or any of its Subsidiaries)) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common stock of a company whose securities are traded on or quoted through an Eligible Market (as defined in the New Certificate of Designations)), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. No employee, officer, stockholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).

(s) Equity Capitalization.

(i) Definitions:

(1)	“Common Stock” means (x) the Company’s shares of common stock, $0.001 par value per share, and (y) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(2)	“Preferred Stock” means (x) the Company’s blank check preferred stock, $0.001 par value per share, the terms of which may be designated by the board of directors of the Company in a certificate of designations and (y) any capital stock into which such preferred stock shall have been changed or any share capital resulting from a reclassification of such preferred stock (other than a conversion of such preferred stock into Common Stock in accordance with the terms of such certificate of designations).

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(3)	“Series B Preferred Stock” means (x) the Company’s Series B redeemable convertible preferred stock, $0.001 par value per share, the terms of which have been designated by the board of directors of the Company in the certificate of designations dated March 23, 2018, and (y) any capital stock into which such preferred stock shall have been changed or any share capital resulting from a reclassification of such preferred stock (other than a conversion of such preferred stock into Common Stock in accordance with the terms of such certificate of designations).

(t) Authorized and Outstanding Capital Stock. The authorized, issued and outstanding shares of capital stock of the Company are as set forth on Schedule 3(t) hereof (except for subsequent issuances, if any, in accordance with the terms of the New Preferred Shares, pursuant to reservations, agreements, employee benefit or equity incentive plans referred to in the SEC Documents or pursuant to the exercise of convertible securities, warrants or options referred to in the SEC Documents).

(u) Valid Issuance; Available Shares; Affiliates. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. The SEC Documents accurately set forth, as of the dates referred to therein, the number of shares of Common Stock that are (A) required to be reserved for issuance pursuant to Common Stock Equivalents (as defined below) (other than the New Preferred Shares) and (B) that are, as of the date referred to therein, owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. To the Company’s knowledge, except as set forth in the SEC Documents, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Common Stock Equivalents (as defined below), whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws). “Common Stock Equivalents” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

(v) Existing Securities; Obligations. Except as disclosed in the SEC Documents: (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the New Securities or any of the Exchanges; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

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(w) Organizational Documents. True, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws as in effect on the date hereof (the “Bylaws”), and the terms of all Common Stock Equivalents and the material rights of the holders thereof in respect thereto.

(x) Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries, (i) except as disclosed in the SEC Documents, has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) has any financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (iv) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (v) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

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(y) Litigation. Except as set forth in the SEC Documents, there is no action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such. No director, officer or employee of the Company or any of its subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act. Except as set forth in the SEC Documents, neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

(z) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(aa) Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No current (or former) executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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(bb) Title.

(i) Real Property. Each of the Company and its Subsidiaries holds good title to all real property, leases in real property, facilities or other interests in real property owned or held by the Company or any of its Subsidiaries (the “Real Property”) owned by the Company or any of its Subsidiaries (as applicable). The Real Property is free and clear of all Liens and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (a) Liens for current taxes not yet due and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. Any Real Property held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(ii) Fixtures and Equipment. Each of the Company and its Subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company or its Subsidiary in connection with the conduct of its business (the “Fixtures and Equipment”). The Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s and/or its Subsidiaries’ businesses (as applicable) in the manner as conducted prior to the date hereof. Each of the Company and its Subsidiaries owns all of its Fixtures and Equipment free and clear of all Liens except for (a) liens for current taxes not yet due and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

(cc) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and presently proposed to be conducted. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights. Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

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(dd) Environmental Laws. (i) The Company and its Subsidiaries (A) are in compliance with any and all Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ii) No Hazardous Materials:

(A) have been disposed of or otherwise released from any Real Property of the Company or any of its Subsidiaries in violation of any Environmental Laws; or

(B) are present on, over, beneath, in or upon any Real Property or any portion thereof in quantities that would constitute a violation of any Environmental Laws. No prior use by the Company or any of its Subsidiaries of any Real Property has occurred that violates any Environmental Laws, which violation would have a material adverse effect on the business of the Company or any of its Subsidiaries.

(iii) Neither the Company nor any of its Subsidiaries knows of any other person who or entity which has stored, treated, recycled, disposed of or otherwise located on any Real Property any Hazardous Materials, including, without limitation, such substances as asbestos and polychlorinated biphenyls.

(iv) None of the Real Properties are on any federal or state “Superfund” list or Liability Information System (“CERCLIS”) list or any state environmental agency list of sites under consideration for CERCLIS, nor subject to any environmental related Liens.

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(ee) Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the Code.

(ff) Internal Accounting and Disclosure Controls. Except as set forth in the SEC Documents, the Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as set forth in the SEC Documents, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as set forth in the SEC Documents, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant, Governmental Entity or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.

(gg) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(hh) Investment Company Status. The Company is not, and upon consummation of the Exchanges will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

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(ii) Acknowledgement Regarding Holder’s Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Exchange Documents, in accordance with the terms thereof, the Holder has not been asked by the Company or any of its Subsidiaries to agree, nor has the Holder agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) the Holder, and counterparties in “derivative” transactions to which any the Holder is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to the Holder’s knowledge of the transactions contemplated by the Exchange Documents; (iii) the Holder shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) the Holder may rely on the Company’s obligation to timely deliver shares of Common Stock upon conversion, exercise or exchange, as applicable, of the Securities as and when required pursuant to the Exchange Documents for purposes of effecting trading in the Common Stock of the Company. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Exchange Documents pursuant to the 8-K Filing (as defined below) the Holder may engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock and/or Lucid Stock, as applicable) at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the New Conversion Shares deliverable with respect to the New Preferred Shares and/or exchange rates of any of the Exchanges, as applicable, are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock and/or Lucid Stock, as applicable), if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the New Certificate of Designations or any other Exchange Document or any of the documents executed in connection herewith or therewith.

(jj) Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries or (iv) paid or agreed to pay any Person for research services with respect to any securities of the Company or any of its Subsidiaries.

(kk) U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the New Preferred Shares are held by any of the Holders, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company and each Subsidiary shall so certify upon the Holder’s request.

(ll) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, exchange and transfer of the New Preferred Shares to be issued to the Holder hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

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(mm) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(nn) Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

(oo) Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(pp) Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, without limitation, (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(qq) Management. During the past five year period, no current officer or director of the Company or any of its Subsidiaries has been the subject of:

(i) a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

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(ii) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(1)	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2)	Engaging in any particular type of business practice; or

(3)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(v) a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

(rr) Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

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(ss) No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which would be reasonably likely to affect the Company’s ability to perform any of its obligations under any of the Exchange Documents. In addition, on or prior to the date hereof, the Company had discussions with its accountants about its financial statements previously filed with the SEC. Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

(tt) No Additional Agreements. The Company does not have any agreement or understanding with the Holder with respect to the transactions contemplated by the Exchange Documents other than as specified in the Exchange Documents.

(uu) Public Utility Holding Act None of the Company nor any of its Subsidiaries is a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

(vv) Federal Power Act. None of the Company nor any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.

(ww) Cybersecurity. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants that would reasonably be expected to have a Material Adverse Effect on the Company’s business. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person or such, nor any incidents under internal review or investigations relating to the same except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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(xx) Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the GDPR (EU 2016/679) (collectively, the “Privacy Laws”) except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(yy) No Consideration Paid. No commission or other remuneration has been paid by Company for soliciting the exchange of the Preferred Exchange Notes for the New Preferred Shares as contemplated hereby.

(zz) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Exchange Documents. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Holder regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact as of the date furnished necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of the Company or any of its Subsidiaries to the Holder pursuant to or in connection with this Agreement and the other Exchange Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the time immediately following the 8-K Filing, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that the Holder has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 5 below.

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5. Holder’s Representations and Warranties. The Holder hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

(a) Organization and Authority. The Holder has the requisite power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Holder and the consummation by Holder of the transactions contemplated hereby has been duly authorized by Holder’s board of directors or other governing body. This Agreement has been duly executed and delivered by Holder and constitutes the legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms.

(b) Ownership of Notes. The Holder owns the Notes free and clear of any Liens (other than the obligations pursuant to this Agreement, the Exchange Documents and applicable securities laws).

(c) Reliance on Exemptions. The Holder understands that the Securities are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the other Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Securities.

(d) Validity; Enforcement. This Agreement and the other Exchange Documents to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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(e) No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the other Exchange Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(f) Investment Risk; Sophistication. The Holder is acquiring the New Preferred Shares hereunder in the ordinary course of its business. The Holder has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluation of the merits and risks of the prospective investment in the New Preferred Shares, and has so evaluated the merits and risk of such investment. The Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

(g) Transfer or Resale. The Holder understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Holder shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Holder provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Holder effecting a pledge of Securities shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Exchange Document, including, without limitation, this Section 5(g).

(h) No Consideration Paid. No consideration, commission or other remuneration has been paid by the Holder to the Company, its Subsidiaries or any of their agents or affiliates in connection with the Exchange.

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6. Closing; Conditions. Subject to the conditions set forth below, the Exchange shall take place at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178, on the second (2nd) Business Day (or such other date as mutually agreed upon by the Company and the Holder) immediately following such date as all conditions to closing below shall have been satisfied or waived by the other party (as applicable), or at such other time and place as the Company and the Holder mutually agree (the “Closing” and the “Closing Date”).

(a) Conditions to Investor’s Obligations. The obligation of the Holder to consummate the Exchange is subject to the fulfillment, to the Holder’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(i) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are accurate in all respects) on the date hereof and on and as of the Closing Date as if made on and as of such date (except for representations and warranties that speak as of a specific date, which are accurate in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are accurate in all respects) as of such specified date). The Holder shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Holder in the form acceptable to such Holder and the Company.

(ii) Issuance of Securities. At the Closing, the Company shall issue the New Preferred Shares to the Holder.

(iii) No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(iv) Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Holder, and the Holder shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

(v) Consents. The Company shall have obtained all governmental, regulatory or third party consents and approvals (or waiver of such consents or approvals), if any, necessary for the Exchange, including without limitation, those required by the Principal Market, if any, and the Required Approvals.

(vi) Listing. The Common Stock (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market.

(vii) Continuing Listing Requirements. After giving effect to the Exchange, the Company shall be in compliance with all of the continuing listing requirements of the Principal Market (including without limitation, the minimum stockholder equity conditions), with such evidence thereof satisfactory to the Holder in its sole discretion.

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(viii) Stockholder Approval. The Company shall have obtained the Stockholder Approval on or prior to the Stockholder Meeting Deadline.

(ix) Certificate of Designations. The Company shall have delivered to such Holder a certified copy of the New Certificate of Designations as certified by the Delaware Secretary of State within ten (10) days of the Closing Date.

(x) Side Letter. Lucid shall have executed and delivered to such Holder a letter agreement related to the Lucid Exchange in the form attached hereto as Exhibit B (the “Side Letter”).

(b) Conditions to the Company’s Obligations. The obligation of the Company to consummate the Exchange is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(i) Representations and Warranties. The representations and warranties of the Holder contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which are accurate in all respects) on the date hereof and on and as of the Closing Date as if made on and as of such date (except for representations and warranties that speak as of a specific date, which are accurate in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which are accurate in all respects) as of such specified date).

(ii) Surrender of Preferred Exchange Notes. At the Closing, the Holder shall surrender the Preferred Exchange Notes to the Company for cancellation.

(iii) No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(iv) Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

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7. Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York City Time, on or prior to the first (1st) Business Day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the Exchange Documents, to the extent they are required to be filed under the 1934 Act, that have not previously been filed with the SEC by the Company (including, without limitation, this Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”) and certifying that the New Preferred Shares and the New Certificate of Designations shall receive equity accounting treatment. From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by the Exchange Documents or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

8. Listing. The Company shall promptly secure the listing or designation for quotation (as applicable) of all of the New Conversion Shares upon the Principal Market (subject to official notice of issuance) and shall maintain such listing of all of the New Conversion Shares from time to time issuable under the terms of the Exchange Documents. The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 8.

9. Fees. On or prior to the Closing Date, the Company shall pay Kelley Drye & Warren LLP, on demand, a non-accountable amount of $75,000 for all costs and expenses incurred by it in connection with preparing and delivering the Exchange Documents (including, without limitation, all legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated thereby).

10. Blue Sky. The Company shall make all filings and reports relating to the Exchange as required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

11. Termination. Notwithstanding anything contained in this Agreement to the contrary, if the Closing Date has not occurred and the Company does not deliver the New Preferred Shares to the Holder, in accordance with Section 1 hereof, then, at the election of the Holder delivered in writing to the Company at any time after the fifth (5th) Business Day immediately following the Stockholder Meeting Deadline, this Agreement shall be terminated and be null and void ab initio and the Preferred Exchange Notes shall not be cancelled hereunder and shall remain outstanding as if this Agreement never existed. In addition, if prior to the Stockholder Meeting Deadline, the Company regains compliance with the continuing listing requirements of the Principal Market as evidenced by a written notice from the Principal Market and a Current Report on Form 8-K filed by the Company to this effect, this Agreement shall be terminated and be null and void ab initio and the Preferred Exchange Notes shall not be cancelled hereunder and shall remain outstanding as if this Agreement never existed, unless the parties mutually agree otherwise in writing on or prior thereto.

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12. Conversion Procedures. The form of Conversion Notice (as defined in the New Certificate of Designations) included in the New Certificate of Designations sets forth the totality of the procedures required of the Holder in order to exercise the New Preferred Shares. No legal opinion or other information or instructions shall be required of the Holder to exercise the New Preferred Shares. The Company shall honor exercises of the New Preferred Shares and shall deliver the New Conversion Shares in accordance with the terms, conditions and time periods set forth in the New Preferred Shares. Without limiting the preceding sentences, no ink-original Conversion Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Conversion Notice form be required in order to exercise the New Preferred Shares.

13. Reservation of Shares. Following the Closing Date, so long as any portion of the New Preferred Shares remains outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than (I) if prior to the Stockholder Approval Date, 33.5 million shares of Common Stock or (II) from and after the Stockholder Approval Date, 125% of the sum of (i) the maximum number of New Conversion Shares issuable upon conversion of the New Preferred Shares then outstanding at the Alternate Conversion Price (as defined in the New Certificate of Designations) then in effect (without regard to any limitations on the conversion of the New Preferred Shares set forth therein) and (ii) the maximum number of shares of Common Stock issuable upon conversion of all the Remaining Notes then outstanding (assuming for purposes hereof that (x) the Remaining Notes are convertible at the Alternate Conversion Price (as defined in the Remaining Notes) as of such applicable date of determination, (y) interest on the Remaining Notes shall accrue through the applicable Maturity Date (as defined in the Remaining Notes) and will be converted in shares of Common Stock at a conversion price equal to the Alternate Conversion Price (as defined in the Remaining Notes) as of such applicable date of determination and (z) any such conversion shall not take into account any limitations on the conversion of the Remaining Notes set forth in the Remaining Notes) (collectively, the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 13 be reduced other than proportionally in connection with any conversion of the Remaining Notes and the New Preferred Shares. If at any time the number of shares of Common Stock authorized and reserved for issuance by the Company is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Exchange Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

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14. Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by an Holder in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Holder effecting a pledge of Securities shall be required to provide the Company or Lucid with any notice thereof or otherwise make any delivery to the Company or Lucid pursuant to this Agreement or any other Exchange Document, including, without limitation, Section 5(g) hereof; provided that an Holder and its pledgee shall be required to comply with the provisions of Section 5(g) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company (or the Company shall cause Lucid with respect to any Lucid Shares) hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by the Holder.

15. Stockholder Approval. The Company shall either (x) if the Company shall have obtained the prior written consent of the requisite stockholders (the “Stockholder Consent”) to obtain the Stockholder Approval (as defined below), inform the stockholders of the Company of the receipt of the Stockholder Consent by preparing and filing with the SEC, as promptly as practicable after the date hereof, but prior to the forty-fifth (45th) calendar day after the date hereof (or, if such filing is delayed by a court or regulatory agency, in no event later than seventy five (75) calendar days after the date hereof), an information statement with respect thereto or (y) provide each stockholder entitled to vote at a special meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than January 31, 2025 (the “Stockholder Meeting Deadline”), a proxy statement, in each case, in a form reasonably acceptable to the Holders and Kelley Drye & Warren LLP, at the expense of the Company, with the Company obligated to reimburse the expenses of Kelley Drye & Warren LLP incurred in connection therewith in an amount not exceed $5,000. The proxy statement, if any, shall solicit each of the Company’s stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (“Stockholder Resolutions”) providing for the (a) increase in the Company’s authorized shares of Common Stock from 50,000,000 to 250,000,000 and (b) issuance of all of the New Securities in compliance with the rules and regulations of the Principal Market (without regard to any limitations on conversion set forth in the New Certificate of Designations) (such affirmative approval being referred to herein as the “Stockholder Approval”, and the date such Stockholder Approval is obtained, the “Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held on or prior to June 30, 2025. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained after such subsequent stockholder meetings, the Company shall cause an additional Stockholder Meeting to be held semi-annually thereafter until such Stockholder Approval is obtained. In the event that the Closing Date occurs prior to the Stockholder Approval Date, then the Company shall not consummate any Subsequent Placement at a New Issuance Price (as defined in the Series C Certificate of Designations) less than the Conversion Floor Price (as defined in the New Certificate of Designations) until the Company shall have obtained the Stockholder Approval and Section 8(f) of the New Certificate of Designation is no longer applicable (or, if earlier, such date as no New Preferred Shares remain outstanding).

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16. Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the New Preferred Shares (and upon conversion of the New Preferred Shares, the New Conversion Shares) may be tacked onto both the holding period of the Preferred Exchange Note, and the Company agrees not to take a position contrary to this Section 16. The Company acknowledges and agrees that, subject to the Holder’s representations and warranties contained in Section 4 of this Agreement, New Preferred Shares (and upon conversion of the New Preferred Shares, the New Conversion Shares) shall not be required to bear any restrictive legend and shall be freely transferable by the Holder pursuant to and in accordance with Rule 144, provided, for the avoidance of doubt, that the Holder shall not be an affiliate of the Company and shall not have been an affiliate during the 90 days preceding the date of any transfer. The Company shall be responsible for any transfer agent fees or DTC fees or legal fees of the Company’s counsel with respect to the removal of legends, if any, or issuance of New Conversion Shares in accordance herewith.

17. Register; Transfer Agent Instructions; Legend.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each Holder), a register for the New Preferred Shares in which the Company shall record the name and address of the Person in whose name the New Preferred Shares has been issued (including the name and address of each transferee), and the number of New Conversion Shares issuable upon conversion of the New Preferred Shares held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of the Holder or its legal representatives.

(b) Transfer Agent Instructions. On or prior to the date hereof, the Company shall issue irrevocable instructions to its transfer agent (the “Transfer Agent”) and, prior to obtaining any subsequent transfer agent, the Company shall issue irrevocable instructions to any subsequent transfer agent, in each case, in a form acceptable to the Holder (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at the Depository Trust Company (“DTC”), registered in the name of the Holder or its respective nominee(s), for the New Conversion Shares in such amounts as specified from time to time by the Holder to the Company upon the conversion of the New Preferred Shares. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 17(b) will be given by the Company to its Transfer Agent with respect to the New Conversion Shares, and that the New Conversion Shares shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Exchange Documents. If the Holder effects a sale, assignment or transfer of the New Conversion Shares, the Company shall permit the transfer and shall promptly instruct its Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Holder to effect such sale, transfer or assignment. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 17(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 17(b) that the Holder shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue each legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Transfer Agent as follows: (i) upon each conversion of the New Preferred Shares (unless such issuance is covered by a prior legal opinion previously delivered to the Transfer Agent), and (ii) on each date a registration statement with respect to the issuance or resale of any of the New Conversion Shares is declared effective by the SEC. Any fees (with respect to the Transfer Agent, counsel to the Company or otherwise) associated with the issuance of such opinions or the removal of any legends on any of the New Conversion Shares shall be borne by the Company.

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(c) Legends. The Holder understands that the New Preferred Shares have been issued (or will be issued in the case of the New Conversion Shares) and will be exchanged and issued with respect to any Lucid Shares in connection with any Lucid Exchange, pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(d) Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 17(c) above or any other legend (i) while a registration statement covering the resale of such Securities is effective under the 1933 Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming neither the transferor nor the transferee is an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that the Holder provides the Company (or Lucid, with respect to any applicable Lucid Shares, each, an “Applicable Issuer”) with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of Holder’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Holder provides the Applicable Issuer with an opinion of counsel to the Holder, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing with respect to such Securities, the Applicable Issuer shall no later than one (1) Trading Day (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the date the Holder delivers such legended certificate representing such Securities to the Applicable Issuer) following the delivery by the Holder to the Applicable Issuer or the transfer agent of the Applicable Issuer (each, an “Applicable Transfer Agent”)(with notice to the Applicable Issuer) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Holder as may be required above in this Section 17(d), as directed by the Holder, either: (A) provided that the Applicable Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and such Securities are New Conversion Shares (or Lucid Shares, as applicable, the “Applicable Shares”), credit the aggregate number of shares of Common Stock (or Lucid Stock, as applicable) to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Applicable Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program (“FAST”), issue and deliver (via reputable overnight courier) to the Holder, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of the Holder or its designee (the date by which such credit is so required to be made to the balance account of the Holder’s or the Holder’s nominee with DTC or such certificate is required to be delivered to the Holder pursuant to the foregoing is referred to herein as the “Required Delivery Date”, and the date such shares of Common Stock (or Lucid Stock, as applicable, the “Applicable Stock”) are actually delivered without restrictive legend to the Holder or the Holder’s designee with DTC, as applicable, the “Share Delivery Date”). The Applicable Issuer shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith.

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(e) Failure to Timely Deliver; Buy-In. If the Applicable Issuer fails, for any reason or for no reason, to issue and deliver (or cause to be delivered) to the Holder (or its designee) by the Required Delivery Date, if the Applicable Transfer Agent is not participating in FAST, a certificate for the number of Applicable Shares to which the Holder is entitled and register such Applicable Shares on the Applicable Issuer’s share register or, if the Applicable Transfer Agent is participating in FAST, to credit the balance account of the Holder or the Holder’s designee with DTC for such number of Applicable Shares submitted for legend removal by the Holder pursuant to Section 17(d) above (a “Delivery Failure”), then, in addition to all other remedies available to the Holder, the Applicable Issuer shall pay in cash to the Holder on each day after the Share Delivery Date and during such Delivery Failure an amount equal to 1% of the product of (A) the sum of the number of shares of Applicable Stock not issued to the Holder on or prior to the Required Delivery Date and to which the Holder is entitled, and (B) any trading price of the Applicable Stock selected by the Holder in writing as in effect at any time during the period beginning on the date of the delivery by the Holder to the Applicable Issuer of the applicable Applicable Shares and ending on the applicable Share Delivery Date. In addition to the foregoing, if on or prior to the Required Delivery Date if the Applicable Transfer Agent is not participating in FAST, the Applicable Issuer shall fail to issue and deliver a certificate to the Holder and register such shares of Applicable Stock on the Applicable Issuer’s share register or, if the Applicable Transfer Agent is participating in FAST, credit the balance account of the Holder or the Holder’s designee with DTC for the number of shares of Applicable Stock to which the Holder submitted for legend removal by the Holder pursuant to Section 17(d) above, and if on or after such Trading Day the Holder acquires (in an open market transaction, stock loan or otherwise) shares of Applicable Stock corresponding to all or any portion of the number of shares of Applicable Stock issuable upon such exercise that the Holder is entitled to receive from the Applicable Issuer and has not received from the Applicable Issuer in connection with such Delivery Failure (a “Buy-In”), then the Applicable Issuer shall, within one (1) Trading Day after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, stock loan costs and other out-of-pocket expenses, if any, for the shares of Applicable Stock so acquired) (the “Buy-In Price”), at which point the Applicable Issuer’s obligation to so deliver such certificate or credit the Holder’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to so deliver to the Holder a certificate or certificates or credit the balance account of the Holder or the Holder’s designee with DTC representing such number of shares of Applicable Stock that would have been so delivered if the Applicable Issuer timely complied with its obligations hereunder and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Applicable Shares that the Applicable Issuer was required to deliver to the Holder by the Required Delivery Date multiplied by (B) the lowest Closing Sale Price (as defined in the New Certificate of Designations) of the Applicable Stock on any Trading Day during the period commencing on the date of the delivery by the Holder to the Applicable Issuer of the applicable Applicable Shares and ending on the date of such delivery and payment under this clause (ii). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Applicable Issuer’s failure to timely deliver certificates representing shares of Applicable Stock (or to electronically deliver such shares of Applicable Stock) as required pursuant to the terms hereof. Notwithstanding anything herein to the contrary, with respect to any given Delivery Failure, this Section 17(e) shall not apply to the Holder the extent the Applicable Issuer has already paid such amounts in full to the Holder with respect to such Delivery Failure pursuant to the analogous sections of the New Certificate of Designations.

(f) FAST Compliance. While the New Preferred Shares or Remaining Notes remain outstanding, the Company shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.

18. Miscellaneous Provisions.

(a) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(b) Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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(c) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any provision of law or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

PAVmed Inc.

360 Madison Avenue, 25th Floor

New York, NY 10017

Telephone: (917) 813-1828

Attention: Lishan Aklog, Chief Executive Officer

E-Mail: la@pavmed.com

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If to the Transfer Agent:

Continental Stock Transfer and Trust

1 State Street, 30th

New York, NY 10004-1561

Telephone: (212) 845-3215

Attention Isaac Kagan, Vice President & Account Administrator

E-Mail: ikagan@continentalstock.com

If to the Holder, to its address and e-mail address set forth on its signature page hereto, with a copy (for information purposes only) to:

Kelley Drye & Warren LLP

3 World Trade Center

175 Greenwich Street

New York, NY 10007

Telephone: 212-808-7540

Attention: Michael Adelstein, Esq.

Email: madelstein@kelleydrye.com

or to such other address, e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(f) Finder’s Fees. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. The Company shall indemnify and hold harmless the Holder from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(g) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

(h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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(i) Entire Agreement. This Agreement together with the other Exchange Documents, represents the entire agreement and understanding between the parties concerning the Exchanges and the other matters described herein and therein and supersedes and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof. Except as expressly set forth herein, nothing herein shall amend, modify or waive any term or condition of the other Exchange Documents.

(j) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l) Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

(m) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(n) Survival. The representations, warranties and covenants of the Company and the Holder contained herein shall survive the Closing and delivery of the New Preferred Shares.

(o) Release.

(i) Release. The Company, on behalf of itself, each Subsidiary and each of their past and/or present, officers, directors, employees, predecessors, successors, assigns, affiliates, parents and subsidiaries (together, the “Company Releasing Parties”) fully, irrevocably and generally releases the Holder and each of its past and present parents, subsidiaries, affiliates, successors, assigns, owners, officers, directors, trustees, shareholders, unitholders, members, partners, employees, contractors, agents, insurers, attorneys, investment bankers, advisors, auditors, accountants, partners, general partners, heirs, executors, administrators, and representatives (collectively the “Released Parties”), from any and all claims (whether direct, class, derivative, representative or otherwise), actions, suits, liabilities, damages (whether compensatory, punitive or otherwise), losses, costs, expenses, and rights and causes of action, known or Unknown Claims (as defined below), that they now have or have ever had or may ever have in the future, whether resulting from any action or inaction with respect to, based upon, arising with respect to, or directly or indirectly relating to, as applicable, the Notes, the Exchange Documents, the Transaction Documents and/or any of the Securities (the “Released Claims”). Released Claims shall not include claims to enforce this Agreement or for breach of this Agreement.

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(ii) “Unknown Claims” means claims which the Company Releasing Parties do not know or do or do not suspect to exist in their favor at the time of the release of the Released Claims, which, if known by them might have affected their release of the Released Claims, or might have affected their decision(s) with respect to this Agreement.

(iii) The Company Releasing Parties acknowledge that they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Released Claims, but expressly fully, finally and forever waive, compromise, settle, discharge, extinguish and release fully, finally and forever, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts, legal theories or authorities. The Company Releasing Parties acknowledge that the foregoing waiver was separately bargained for and is an essential element of this Agreement. Notwithstanding the foregoing, nothing in this Section 18(o) shall limit the rights of the Company pursuant to Section 25 of the Notes with respect to disputes as to any applicable calculations or fair market value determinations.

(p) Non-Disparagement. The Company, on behalf of itself, its Subsidiaries, and each of the other Company Releasing Parties, agrees that it will not at any time make, publish or communicate (whether made or given orally, in writing, in any digital medium, in any filing with any Governmental Entity or in any other manner) to any Person, any Disparaging (defined below) remarks, comments or statements concerning any of the Released Parties or any of the Transaction Documents. For purposes of this Agreement, “Disparaging” remarks, comments or statements are those that impugn, or threaten to impugn, the character, honesty, integrity, morality, legality, business acumen or abilities of the individual or Person or Transaction Document being disparaged, as applicable. Disparaging remarks shall expressly include, but not be limited to, any suggestion that any of the Released Parties violates or operates in contravention of federal or state securities laws, that any term or condition of any of the Transaction Documents are void or invalid, or any other remark, comment or statement that undermines any of the Released Parties’ reputation or the validity or enforceability of any of the Transaction Documents (whether made or given orally, in writing, in any digital medium, in any filing with any Governmental Entity or in any other manner to any Person). The Company further agrees that it should be jointly and severally liable under this Section 18(p) for any Disparaging remarks, comments or statements of any of the Company Releasing Parties. The Company Releasing Parties acknowledge that the foregoing non-disparagement agreement was separately bargained for and is an essential element of this Agreement.

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IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY:

PAVMED INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

HOLDER:

Aggregate Amounts Outstanding Under September 2022 Note:

By:
Name:
Aggregate Amounts Outstanding Under September 2022 Note to be Exchanged:	Title:
Address:

Notice Instructions:
Aggregate Number of New Preferred Shares: